UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 16, 2016, BioScrip, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company and Jefferies LLC, as representative for the underwriters named therein, relating to an underwritten public offering of 40,000,000 shares of its common stock, $0.0001 par value per share, at a price to the public of $2.00 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 5,200,000 shares of common stock at the Offering Price less underwriting discounts and commissions and other offering expenses payable by the Company. The Company expects to receive approximately $73.38 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their option to purchase additional shares, or approximately $83.15 million if the underwriters exercise their option to purchase additional shares in full. Jefferies LLC is acting as the lead joint book-running manager and SunTrust Robinson Humphrey, Inc. is acting as a passive book-running manager. Craig-Hallum Capital Group LLC is acting as a co-manager. The shares are expected to be delivered to the underwriters on or about June 22, 2016, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01 – Other Events.

On June 16, 2016, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company and Jefferies LLC, as representative for the underwriters named therein, dated as of June 16, 2016.

99.1	Press Release dated June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: June 16, 2016	/s/ Kathryn M. Stalmack
By: Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement among the Company and Jefferies LLC, as representative for the underwriters named therein, dated as of June 16, 2016.
99.1	Press Release dated June 16, 2016.